Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  X
                  ---

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)


        Delaware                                         51-0055023
(State of incorporation)                 (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                                    CITICORP

               (Exact name of obligor as specified in its charter)

        Delaware                                      13-2614988
(State of incorporation)                   (I.R.S. employer identification no.)

       399 Park Avenue
      New York, New York                                10043
(Address of principal executive offices)               (Zip Code)

                      Guarantee by Citicorp with respect to
                   Capital Securities of Citicorp Capital III
                       (Title of the indenture securities)

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

          ITEM 1. GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                    Federal Deposit Insurance Co.      State Bank Commissioner
                    Five Penn Center                   Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

          ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each affiliation:

                    Based upon an examination of the books and records of the
            trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

          ITEM 3. LIST OF EXHIBITS.

               List below all exhibits filed as part of this Statement of Eligibility and Qualification.

               A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers, is incorporated by reference to Exhibit A to Form T-1 filed on January 31, 1997, with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration Statement No. 333-20803).

               B. By-Laws of Wilmington Trust Company are incorporated by reference to Exhibit B to Form T-1 filed on January 31, 1997, with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration Statement No. 333-20803). C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.

               D. Copy of most recent Report of Condition of Wilmington Trust Company.

               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 9th day of July, 1997.

                                         WILMINGTON TRUST COMPANY
[SEAL]

Attest:/s/ W. Chris Sponenberg           By: /s/ Lario M. Marini
       ------------------------------        -----------------------
       Assistant Secretary               Name:  Lario M. Marini
                                         Title:  Vice President


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                                    EXHIBIT C

                             Section 321(b) Consent


     Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                    WILMINGTON TRUST COMPANY


Dated: July 9, 1997                 By: /s/ Lario M. Marini
                                        -------------------
                                    Name: Lario M. Marini
                                    Title: Vice President


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                                    EXHIBIT D

                                     NOTICE

          This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY             of     WILMINGTON
           ------------------------                    ----------
                 Name of Bank                             City

in the State of   DELAWARE  , at the close of business on March 31, 1997.
               -------------

ASSETS

Cash and balances due from depository institutions:

    Noninterest-bearing balances and currency and coins .............   181,744
    Interest-bearing balances .......................................         0

Held-to-maturity securities .........................................   445,954
Available-for-sale securities .......................................   767,337
Federal funds sold and securities purchased
  under agreements to resell ........................................    86,900

Loans and lease financing receivables:

    Loans and leases, net of unearned income ........ 3,685,616
    LESS:  Allowance for loan and lease losses ......    52,478
    LESS:  Allocated transfer risk reserve ..........         0
    Loans and leases, net of unearned income,
      allowance, and reserve ........................................ 3,633,138

Assets held in trading accounts .....................................         0
Premises and fixed assets (including capitalized leases) ............    94,513
Other real estate owned .............................................     3,702
Investments in unconsolidated subsidiaries and
  associated companies ..............................................        20
Customers' liability to this bank on acceptances outstanding ........         0
Intangible assets ...................................................     4,012
Other assets ........................................................   103,524
Total assets ........................................................ 5,320,844

                                                          CONTINUED ON NEXT PAGE

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LIABILITIES

Deposits:

In domestic offices ................................................. 3,618,174
    Noninterest-bearing .............................   784,267
    Interest-bearing ................................ 2,833,907

Federal funds purchased and Securities sold
  under agreements to repurchase ....................................   293,862
Demand notes issued to the U.S. Treasury ............................    64,550
Trading liabilities (from Schedule RC-D) ............................         0
Other borrowed money: ...............................................   ///////

    With original maturity of one year or less ......................   774,000
    With original maturity of more than one year ....................    43,000

Bank's liability on acceptances executed and outstanding ............         0
Subordinated notes and debentures ...................................         0
Other liabilities (from Schedule RC-G) ..............................    95,672
Total liabilities ................................................... 4,889,258

EQUITY CAPITAL

Perpetual preferred stock and related surplus .......................         0
Common Stock ........................................................       500
Surplus (exclude all surplus related to preferred stock) ............    62,118
Undivided profits and capital reserves ..............................   371,107
Net unrealized holding gains (losses) on
  available-for-sale securities .....................................    (2,139)
Total equity capital ................................................   431,586
Total liabilities, limited-life preferred
  stock, and equity capital ......................................... 5,320,844
                                                            Thousands of dollars


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